UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2006

PubliCARD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-29794	23-0991870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Rockefeller Plaza, 14th Floor,
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(212) 651-3102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 13, 2006, PubliCARD, Inc. (the “Company”) entered into an Assignment of Shares and Assumption of Obligations agreement (the “Agreement”) with Sallyport Investment Partnership (“Sallyport”), pursuant to which the Company assigned 60,058 shares of Series A Preferred Stock of TECSEC, Incorporated (“TECSEC”) to Sallyport in exchange for $150,000. In addition, pursuant to the Agreement, Sallyport agreed to use its best efforts to transfer to the Company or cause to be issued to the Company shares of common stock of TECSEC representing 2 ½% of TECSEC’s common stock, calculated on a fully-diluted basis and giving effect to shares that may be issued as a result of Sallyport’s financing of TECSEC during the current year. On October 13, 2006, TECSEC confirmed its agreement to issue such shares to the Company.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of TECSEC’s confirmation is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Assignment of Shares and Assumption of Obligations, dated as of October 13, 2006, between PubliCARD, Inc. and Sallyport Investment Partnership.

10.2	Letter from TECSEC, Incorporated to PubliCARD, Inc., dated as of October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc.
Registrant

Date: October 27, 2006	/s/ Joseph E. Sarachek
Joseph E. Sarachek, President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Assignment of Shares and Assumption of Obligations, dated as of October 13, 2006, between PubliCARD, Inc. and Sallyport Investment Partnership.

10.2	Letter from TECSEC, Incorporated to PubliCARD, Inc., dated as of October 13, 2006.